EXHIBIT 10.9

ROBERT HALF INTERNATIONAL INC.
SENIOR EXECUTIVE RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2023)

1. INTRODUCTION. The Plan was initially adopted by the Company to provide retirement benefits to those individuals, other than any individual holding the office of Chief Executive Officer prior to December 15, 2019, who participated in the Company’s Deferred Compensation Plan prior to 1996 and, with respect to those individuals, the Plan shall replace the Deferred Compensation Plan. The Compensation Committee of the Board or the Chief Executive Officer may also select other Participants to be eligible for benefits hereunder in accordance with the provisions of the Plan. The Plan is hereby amended and restated effective January 1, 2023.

2. DEFINITIONS. As used in the Plan, the following terms have the meanings set forth below:

(a) BOARD means the Board of Directors of the Company.

(b) CHANGE IN CONTROL shall have the meaning specified in the Company’s Stock Incentive Plan as in effect on the date hereof and as such plan (or its successor) may be subsequently amended.

(c) CODE means the Internal Revenue Code of 1986, as it may be amended from time to time. The definition of “Code” shall also include related guidance, rules and regulations issued by the U.S. Department of the Treasury and Internal Revenue Service thereunder.

(d) COMMITTEE means the Company’s Benefit Plan Committee, which has the authority to delegate any of its administrative responsibilities under the Plan to a subcommittee of the Committee, employees or third parties.

(e) COMPANY means Robert Half International Inc., a Delaware corporation.

(f) EARLIEST PAYMENT DATE shall mean six months following Separation from Service or such alternate date as future modifications or amendments to Section 409A and the rules and regulations thereunder may specify as the earliest permitted date for a payment to be made, or, if earlier the date of Employee’s death.

(g) INSTALLMENT METHOD shall mean annual installment payments over a period of five (5) years, selected by the Participant in accordance with the Plan. The amount of each installment shall be calculated by dividing the amount then subject to the installment payment by the number of installments then remaining to be made. The amount subject to installment payments that has not yet been paid shall continue to be credited/debited with additional notional earnings in accordance with Section 7. For purposes of the Plan and Section 409A of the Code, the right to receive benefit payments in installment payments shall be treated as the entitlement to a single payment.

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(h) MEASUREMENT FUND means a measurement fund selected by the Committee, or its delegate, for the purpose of crediting or debiting additional amounts to a Participant’s accounts, as notional earnings. As necessary, the Committee or its delegate may, in its sole discretion, discontinue, substitute or add a Measurement Fund.

(i) PARTICIPANT means any executive officer of the Company or any key executive approved by the Compensation Committee of the Board or the Chief Executive Officer for participation in the Plan. Notwithstanding the foregoing, the participation by any individual who holds the office of Chief Executive Officer on or after December 15, 2019 must be approved solely by the Compensation Committee of the Board.

(j) PLAN means this Senior Executive Retirement Plan.

(k) PLAN YEAR means the calendar year.

(l) SECTION 409A means Section 409A of the Code.

(m) SEPARATION FROM SERVICE shall have the meaning specified by Section 409A and the rules and regulations thereunder, as such meaning may be modified or amended from time to time.

(n) SPECIFIED EMPLOYEE shall have the meaning specified by Section 409A and the rules and regulations thereunder, as such meaning may be modified or amended from time to time.

3. PURPOSE OF THE PLAN. The purpose of the Plan is to attract, retain and reward Participants by providing them with supplemental income for use after their retirement. The Plan is designed to qualify as an unfunded ERISA “top-hat” plan for a select group of management or highly compensated employees of the Company and its subsidiaries. The Plan is intended to satisfy the requirements of, and shall be implemented and administered in a manner consistent with, Section 409A.

4. ADMINISTRATION. Effective August 2, 2022, the Committee shall have full power to interpret, construe and administer the Plan, except as otherwise provided in the Plan. Except as provided by the Committee in its sole discretion, the expense of administering the Plan shall be borne by the Company and shall not be charged against benefits payable hereunder. In the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel. The decision or action of the Committee (or a delegee) with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder that is not arbitrary and capricious shall be final and conclusive and binding upon all persons having any interest in the Plan.

To the maximum extent permitted by applicable law, each member of the Committee and its delegees who are employees of the Company or one of its subsidiaries, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from

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any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

5. DEFERRED COMPENSATION FORMULA. Each Participant shall receive the base salary and annual cash bonus payable to that Participant for services rendered in the Participant’s capacity as an employee of the Company or a designated subsidiary during that Plan Year, plus fifteen percent (15%) of such base salary and annual cash bonus as deferred compensation pursuant to the Plan, provided Participant is employed by the Company on the last day of such Plan Year. For avoidance of doubt, a Participant does not need to be a Participant for the entire Plan Year in order for such allocation of deferred compensation to be made by the Company unless expressly provided otherwise by the Committee. A Participant’s allocation of deferred compensation hereunder shall be deemed to have been made, for all purposes relating to the Plan, as of the first business day of the Plan Year following the Plan Year with respect to which the deferred compensation has been earned in accordance with this paragraph.

The Compensation Committee of the Board or the Chief Executive Officer may at any time designate any Participant as entitled to receive a special allocation in connection with a Change in Control (“Change in Control Allocation”). Notwithstanding the foregoing, in the event that a Participant who holds the office of Chief Executive Officer on or after December 15, 2019 has not previously been designated as entitled to receive a Change in Control Allocation, such a designation may be made only by the Compensation Committee of the Board. Once a Participant is so designated, such designation may not be rescinded. With respect to any Participant who has been designated as entitled to receive a Change in Control Allocation, there shall be allocated to such Participant’s account immediately prior to a Change in Control (if such Participant is employed by the Company on the date of the Change in Control) an amount equal to the product of (a) the number of whole years remaining until the Participant attains age 62 and (b) the last annual allocation made under the Plan. After such Change in Control Allocation has been made, each subsequent annual allocation under the Plan for such Participant following the Change in Control and prior to such Participant’s 62nd birthday shall be reduced by an amount equal to the last annual allocation made to such Participant prior to the Change in Control.

6. SEPARATE ACCOUNTS. The Committee shall maintain up to three individual accounts under the name of each Participant entitled to allocations pursuant to the Plan. Each such account shall be adjusted, as described in the next paragraph, to reflect any amounts previously transferred from the Deferred Compensation Plan, deferred compensation credited hereunder, notional earnings credited on such amounts and any distribution of such amounts hereunder. The establishment and maintenance of separate accounts for each Participant shall not be construed as giving any person (1) any interest in any assets of the Company, (2) any right to payment other than as provided hereunder or (3) any right to participate hereunder or in future years of employment. Such accounts shall be unfunded and maintained only for bookkeeping

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convenience; provided, however, the Company may establish a grantor trust and contribute amounts to such trust to support its obligations hereunder.

One account for each individual (the “First Account”) shall consist of (a) all vested allocations for the individual as of December 31, 2004, and (b) all notional earnings credited on such allocations, regardless of when credited. A second account for each individual (the “Second Account”) shall consist of (a) all allocations that vested after December 31, 2004 on allocations made prior to the effectiveness of Section 409A of the Code, (b) all other allocations made prior to January 1, 2023 that become vested after December 31, 2004, (c) all notional earnings credited on such amounts, regardless of when credited, and (d) any other amounts that may be credited to the individual hereunder from time to time prior to January 1, 2023. A third account for each individual (the “Third Account”) shall consist of (a) allocations made on or after January 1, 2023, (b) all notional earnings credited on such allocations, regardless of when credited, and (c) any other amounts that may be credited to the individual hereunder on or after January 1, 2023.

7. CREDITING/DEBITING OF ACCOUNT BALANCES. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, amounts shall be credited or debited to a Participant’s accounts in accordance with the following rules:
(a) Election of Measurement Funds. A Participant shall designate, in a manner determined by the Committee or its delegate (which may include making an electronic election), one or more Measurement Fund(s) to be used to determine the notional earnings to be credited or debited to his or her accounts. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the balances of the Participant’s accounts shall be allocated into the Measurement Fund(s), as determined by the Committee, in its sole discretion. The Participant may (but is not required to) elect, in a manner determined by the Committee (which may include making an electronic election), to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her accounts, or to change the portion of his or her accounts allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Company, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, the Committee, in its sole discretion, may impose limitations on the frequency with which one or more of the Measurement Funds elected in accordance with this Section 7 may be added or deleted by such Participant; furthermore, the Company, in its sole discretion, may impose limitations on the frequency with which the Participant may change the portion of his or her accounts allocated to each previously or newly elected Measurement Fund.
(b) Proportionate Allocation. In making any election described in Section 7(a) above, the Participant shall specify, in increments of one percent (1%), the percentage of his or her account or Measurement Fund, as applicable, to be allocated/reallocated.
(c) Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s accounts have been hypothetically allocated among the Measurement Funds by the Participant.
(d) No Actual Investment. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes

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only, and a Participant’s election of any such Measurement Fund, the allocation of his or her accounts thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s accounts shall not be considered or construed in any manner as an actual investment of his or her accounts in any such Measurement Fund. In the event that the Company in its own discretion decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s accounts shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company; the Participant shall at all times remain an unsecured creditor of the Company.
(e) Allocation of Revenue Credits. Unless otherwise determined by the Committee or its delegate, in the event that the Company elects in its sole discretion to allocate to some or all of the Participants any revenue sharing credits (“Revenue Credits”) generated by the Company’s investment in financial instruments selected to satisfy the Company’s liabilities under the Plan, such Revenue Credits shall be allocated to current or former Participants whose accounts have not yet been fully distributed. The amount of such Revenue Credits allocated to such a Participant’s accounts shall be in the same proportion that the balance of such Participant’s accounts bear to the aggregate balances of the accounts of all such Participants. The date to be used to determine the amount of each such Participant’s accounts shall be selected by the Company in its sole discretion. Consistent with the preceding Section 7(d), any allocation of Revenue Credits to the accounts of any Participant shall at all times be a bookkeeping entry only. The Company may, but shall not be legally obligated to, invest funds in an amount equal to some or all of the allocated Revenue Credits in order to assist the Company in satisfying its obligations under the Plan, but in no event shall any Participant have any rights in or to such invested funds, and any earnings thereon, themselves.
(f) FICA and Other Taxes.
(i) Annual Deferrals and Company Contributions. At the time that an allocation of deferred compensation made for a Participant under Section 5 (and any earnings thereon to the extent required by law) becomes vested under Section 8 below, the Company shall withhold from the portion of the Participant’s compensation, in a manner determined by the Company, the Participant’s share of FICA and other employment taxes on such contribution. If necessary, the Participant’s accounts may be reduced to pay such taxes (and associated income tax withholdings) in accordance with Section 409A.
(ii) Distributions. The Company shall withhold from any payments made to a Participant under the Plan all federal, state and local income, employment and other taxes required to be withheld by the Company in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Company.
(iii) Income Inclusion Under Section 409A. In the event that any portion of a Participant’s accounts is required to be included in income by the Participant prior to receipt of any distribution under the Plan resulting from a violation of the requirements of Section 409A, the Company shall withhold from such Participant all federal, state and local income, employment and other taxes required to be withheld by the Company in connection with such income inclusion in amounts and in a manner determined in the sole discretion of the Company.

8. VESTING. Each Participant’s interest under the Plan shall be forfeitable upon such Participant’s termination of employment for any reason, except to the extent it becomes vested hereunder. Each Participant’s interest, regardless of when allocated, will be deemed unvested unless and until such Participant has completed ten Years of Service as an employee with the Company and/or its subsidiaries. “Years of Service” shall be based on the anniversary of the

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Participant’s date of hire as an employee with the Company or one of its subsidiaries. At such time as the Participant has completed ten Years of Service with the Company and/or its subsidiaries, the amount vested at any given time shall be (a) 50%, if Participant is age 50 or younger, (b) the sum of (i) 50% and (ii) 4 1/6% times the difference between Participant’s age and 50, if Participant is between age 51 and age 62, or (c) 100%, if Participant is age 62 or older. In the event of a Participant’s termination of employment on account of death or “complete and total disability” (as defined below in Section 9), all amounts credited under the Plan to that Participant shall become fully vested and nonforfeitable as a result of such event. In the event of a Change in Control, all amounts credited under the Plan to each affected Participant shall become fully vested and nonforfeitable as a result of such event. Notwithstanding the foregoing, amounts shall vest hereunder in accordance with the terms of any severance agreement or other written arrangement between the Participant and the Company.

9. TIME OF DISTRIBUTION. No vested amounts shall be payable hereunder until the first to occur of the following events, the first date on which any such event occurs being hereinafter referred to as the “Termination Date”:

(a) The date of the Participant’s complete and total disability, as determined by the Committee in its sole discretion (without regard to eligibility for benefits under any disability plan or program of the Company and/or its subsidiaries);

(b) The Participant’s death; or

(c) The date of the Participant’s Separation from Service with the Company and/or its subsidiaries for any reason.

Notwithstanding anything to the contrary, the date of a Participant’s “complete and total disability” shall be determined by the Committee in a manner consistent with any applicable provisions of Section 409A and the rules and regulations promulgated thereunder.

Notwithstanding the foregoing, distribution may occur at an earlier date as provided in Section 10 hereunder.

If a Termination Date occurs before the end of a Plan Year, a Participant shall receive a pro rata contribution of deferred compensation under Section 5 hereof for that Plan Year.

All vested amounts in a Participant’s First Account shall be valued and paid within 90 days following the occurrence of any of the events referred to above in clauses (a) through (c) of this Section 9.

In the event of a Participant’s death or termination of employment on account of a complete and total disability, all vested amounts in the Participant’s Second Account shall be valued and paid within 90 days thereafter. In the event of a Participant’s Separation from Service, all vested amounts in the Participant’s Second Account shall be valued and paid within 90 days thereafter, provided, however, that if Participant is a Specified Employee, vested amounts in the Second Account shall be paid no earlier than the Earliest Payment Date and no later than ten business days thereafter.

EXHIBIT 10.9
In the event of a Participant’s death, all vested amounts in the Participant’s Third Account shall be valued and paid within 90 days thereafter. In the event of a Participant’s Separation from Service or termination of employment on account of a complete and total disability, all vested amounts in the Participant’s Third Account shall be paid out in accordance with Section 11 below, provided, however, that if Participant is a Specified Employee, vested amounts in the Third Account shall be paid following a Separation from Service no earlier than the Earliest Payment Date.

10. WITHDRAWALS. Notwithstanding Section 9, the Committee may direct payment of all or any portion of a Participant’s First Account, after application by the Participant. Any such application must show demonstrable financial need for distribution in order to meet extraordinary medical or medically related expenses, substantial costs related to residential requirements of the Participant, family educational expenses in an amount considered by the Committee burdensome in relation to the Participant’s other available financial resources for meeting such expenses, extraordinary expenses related to an unanticipated casualty, accident or other misfortune or any other similar need approved by the Committee.

Any such distribution shall be made in the sole discretion of the Committee.

11. FORM OF DISTRIBUTION.

(a) Upon a Participant’s Termination Date, the Participant shall receive a lump sum distribution of all amounts payable from the First Account and the Second Account.
(b) With respect to the Third Account, each Participant shall make a distribution election prior to the Effective Date, or for a new Participant, at the time that he or she first becomes a Participant in the Plan. Thereafter, prior to the commencement of each subsequent Plan Year, a Participant may make a distribution election that shall cover any allocation of deferred compensation with respect to such Plan Year and any earnings thereon. In the event that a Participant does not make a distribution election for a given Plan Year, then such Participant shall be deemed to have elected to receive his or her distribution for the amounts accrued with respect to such Plan Year in the form of a lump sum. To the extent that a Participant does not make, and is not deemed to have made, any election with respect to all or a portion of the Participant’s Third Account, then such Participant shall be deemed to have elected to receive his or her distribution of such portion of the Third Account in the form of a lump sum.
(c) Except as otherwise determined by the Committee, a Participant making an election described in Section 11(b) may choose from the following forms of distribution:
(i) A lump sum payment calculated upon or promptly following the Participant’s Termination Date and payable as soon thereafter as administratively practicable;
(ii) A lump sum payment calculated as of no later than the fifth business day of the month following the first (1st) or fifth (5th) anniversary of the Participant’s Termination Date, and payable as soon thereafter as administratively practicable; or
(iii) The Installment Method, commencing on, or promptly following, (1) the Participant’s Termination Date, (2) the first (1st) anniversary of the Participant’s Termination Date, or (3) the fifth (5th) anniversary of the Participant’s Termination Date, with each installment calculated as of no later than the fifth business day of the month following the applicable anniversary and payable as soon thereafter as administratively practicable.
(d) Notwithstanding anything to the contrary in this Section 11, if the Participant’s vested accounts on his or her Termination Date is less than $5,000, then notwithstanding any

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elections that may have been made under the Plan, the Participant shall receive a distribution of all of the Participant’s vested accounts in the form of a lump sum.
(e) A Participant may elect to postpone a distribution described in Section 11(b) above, and have such amount paid out on, or beginning on, a later allowable alternative date designated by the Participant in accordance with this Section 11(e) that is consistent with the choices available under Section 11(c). A Participant may only make a single election to postpone a distribution with respect to the allocation of deferred compensation (and earnings thereon) for a given Plan Year. In order to change a distribution election, the Participant must make an election in a manner determined by the Committee (which may include making an electronic election) in accordance with the following criteria:
(i) Such election must be submitted at least twelve (12) months prior to the time that such distribution would have been made, or begun to have been made, under the terms of the Participant’s initial distribution election;
(ii) The date that the postponed distribution is made, or begins to be made, must be at least five years after the time that such distribution would have been made under the terms of the Participant’s initial distribution election; and
(iii) The election of a new postponed distribution shall have no effect until at least twelve (12) months after the date on which the election is made.
Notwithstanding any other provision in this Section 11(e), no distribution may occur later than the fifteenth (15th) anniversary of the Participant’s Termination Date, and any election made by a Participant to the contrary shall be modified in order to comply with this requirement.
(f) Notwithstanding anything to the contrary in the Plan, if a Participant is a Specified Employee at the time of the Participant’s Separation from Service, then no distribution of a Participant’s Second Account or Third Account shall occur prior to the Earliest Payment Date. In such case, any delayed payment will be made as soon as administratively practicable after the date six (6) months and one (1) day following the date of the Participant’s Termination Date and otherwise in accordance with the other terms of the Plan. If the Participant dies following Participant’s Termination Date, but prior to the six (6) month anniversary of the Participant’s Termination Date, then the Participant’s benefit shall be paid in accordance with Sections 9 and 12 of the Plan.

12. DEATH OF PLAN PARTICIPANT. In the event that a Participant shall die at any time prior to complete distribution of all amounts payable to him or her hereunder, the remaining unpaid amounts shall be paid in a lump sum to the beneficiary or beneficiaries designated by the Participant. If the Participant has no beneficiary designation with respect to benefits remaining under the Plan, then payment shall be made to his or her surviving spouse, if any, and if the Participant has no surviving spouse, to the Participant’s estate. Each Participant shall have the right to designate a beneficiary (or beneficiaries) in the event of his or her death. If the Participant names someone other than his or her spouse as a beneficiary, the Company may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Company, executed by such Participant’s spouse and returned to the Company or its designated agent. Upon the proper completion of a new beneficiary designation form, all beneficiary designations previously filed shall be canceled and the Company shall be entitled to rely on the last beneficiary designation form received from the Participant in accordance with the applicable rules and procedures adopted with respect to the filing of such forms prior to his or her death.

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13. PAYMENT IN THE EVENT OF DISABILITY. If a person entitled to any payment hereunder shall be under a legal disability, or in the sole judgment of the Committee shall otherwise be unable to apply such payment to his or her own interest and advantage, the Committee in the exercise of its discretion may direct the Company to make any such payment in any one (1) or more of the following ways:

(a) Directly to such person;

(b) To his or her legal guardian or conservator; or

(c) To such person’s spouse or to any person charged with such person’s support;

to be expended for the benefit of Participant. The decision of the Committee shall in each case be final and binding upon all persons in interest. Any such payment shall completely discharge the obligations of the Committee and Company with regard to such payment.

14. ASSIGNMENT. No Participant or beneficiary of a Participant shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien upon any amounts payable hereunder. No amounts payable hereunder shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Participants and their beneficiaries, except to the extent permitted by applicable law and pursuant to the Committee’s receipt and approval of a “qualified domestic relations order.”

15. WITHHOLDING. Any taxes required to be withheld from deferrals or payments to Participants hereunder shall be deducted and withheld by the Company.

16. CLAIMS PROCEDURES.
(a) Presentation of Claim. Any Participant or beneficiary of a deceased Participant (“Beneficiary”) (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan and such claim must state with particularity the determination desired by the Claimant. It is the responsibility of the Claimant to make sure this requirement is met.
(b) Notification of Committee’s Initial Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time to process the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety-day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its decision. The Committee shall notify the Claimant in writing:
(i) that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or
(ii) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

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(A) the specific reason(s) for the denial of the claim, or any part of it;
(B) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;
(C) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;
(D) an explanation of the claim review procedures and applicable time limits applicable to such procedures; and
(E) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following the exhaustion of the claim review procedures.
(c) Right to Request Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file an appeal with the Committee. If a written appeal is not made within such sixty-day period, the Claimant will forfeit his or her right to appeal. The Claimant may:
(i) upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits;
(ii) submit written comments or other documents; and/or
(iii) request a hearing, which the Committee, in its sole discretion, may grant.
(d) Decision on Appeal. The Committee shall render its decision on appeal promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for an appeal. If the Committee determines that special circumstances require an extension of time for processing the appeal, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty-day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its decision. In rendering its decision, the Committee shall consider all comments, documents, records and other information submitted by the Claimant relating to the appeal, without regard to whether such information was submitted or considered in the initial claim denial.
The decision on appeal must be written in a manner calculated to be understood by the Claimant, and it must contain:
(i) specific reasons for the decision;
(ii) specific reference(s) to the pertinent Plan provisions upon which the decision was based;
(iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relied on by the Committee to decide the appeal; and
(iv) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).
(e) Legal Action. A Claimant’s compliance with the foregoing provisions of this Section 16 and exhaustion of the claim procedures herein is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan. Unless specifically provided otherwise pursuant to applicable law, any legal action with respect to any claim for benefits under the Plan must be brought within one year after the date of the Committee’s final decision.

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17. AMENDMENT AND TERMINATION. The Plan may be amended in whole or in part by action of the Compensation Committee of the Board and may be terminated at any time by action of the Compensation Committee of the Board; provided, however, that no such amendment or termination shall reduce any amount credited hereunder to the extent such amount was credited prior to the date of amendment or termination; and provided, further, that the duties and liabilities of the members of the Compensation Committee of the Board or the Committee hereunder shall not be increased without their consent. The Plan may be amended by the Committee in order to either (1) comply with changes in applicable law as determined by the Committee in good faith or (2) improve administration of the Plan or otherwise change the Plan in a manner that does not have the effect of significantly increasing the benefits payable under the Plan.

18. RIGHTS OF PARTICIPANTS. The Company’s sole obligation to Participants and their beneficiaries shall be to make payment as provided hereunder. All payments shall be made from the general assets of the Company, and no Participant shall have any right hereunder to any specific assets of the Company or to be retained in the employment of the Company. All amounts of compensation allocated under the Plan, any property purchased therewith and all income attributable thereto shall remain the property and rights of the Company subject to the claims of the Company’s general creditors.

19. BINDING PROVISIONS. All of the provisions of the Plan shall be binding upon all persons who shall be entitled to any benefits hereunder, and their heirs, and personal representatives.

20. EFFECTIVE DATE. The Plan first became effective as of December 31, 1995, and is amended and restated hereby effective as of January 1, 2023 (the “Effective Date”).

21. GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall, to the extent not preempted by ERISA, be governed by the law of the State of California and construed accordingly.

22. CAPTIONS. The captions of the sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

23. SUCCESSORS. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s designated beneficiaries.

24. NOTICE. Any notice or filing required or permitted under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail or overnight delivery service, to both of the addresses below:

Robert Half International Inc.
Attn: Robert Half International
Benefit Plan Committee
2613 Camino Ramon
San Ramon, CA 94583

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Robert Half International Inc.
Attn: General Counsel
2884 Sand Hill Rd Ste 200
Menlo Park, CA 94025
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, or overnight delivery service as of the date shown on the postmark on the receipt for registration or certification. The Company and the Committee may change the address to be used for any notice or filing required or permitted under the Plan at any time and the Committee shall communicate such change to Participants.
Any notice or filing required or permitted to be given to a Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by mail or overnight delivery service, to the last known address of the Participant based on the Company’s books and records.

25. SEVERABILITY. If any provision of the Plan is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of the Plan shall be deemed valid and enforceable to the full extent possible.

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